CNX Coal Resources LP Announces Results for the Fourth Quarter 2015

PITTSBURGH, PA - January 28, 2016 - CNX Coal Resources LP (NYSE: CNXC) today reported financial and operating results for the quarter ended December 31, 2015.

Fourth Quarter 2015 Results

Highlights of the CNXC fourth quarter 2015 results include:

•	Cash distribution of $0.5125 per unit

•	Net income of $8.7 million

•	Distributable cash flow[1] of $9.8 million

•	Adjusted EBITDA[1] of $18.7 million

•	Coal sales of 1.0 million tons

•	2016 contracted sales position at 4.8 million tons

Management Comments

“Overall, the fourth quarter was very challenging for CNXC, as an unusually warm start to winter and low natural gas prices reduced the demand for coal generation and resulted in significant inventory overbuild at coal plants. While we worked with our customers to manage the inventory levels, it impacted our fourth quarter shipments and plans for coal sales in the first quarter of 2016.” said Jimmy Brock, Chief Executive Officer of CNX Coal Resources GP LLC (the “General Partner”). “Our operations team continues to manage through these challenging coal markets by making necessary adjustments at the mines to control costs and offset some of the pricing pressure."

"I am very pleased to report that during the fourth quarter of 2015, the company’s Bailey mine was awarded the 2015 Keystone Mine Safety Award for the second consecutive year in the longwall mine category. Furthermore, for the year ended December 31, 2015, recordable accidents and severity of incidents were reduced by 33% and 75%, respectively compared to the year earlier period at the Pennsylvania mining complex."

Sales & Marketing

During the fourth quarter of 2015, CNXC sold 1.0 million tons to 40 different customers, mostly through term contracts of varying length.  Despite the currently depressed coal and gas market conditions, CNXC has been able to gain market share in both traditional and non-traditional markets, improving its 2016 contract position to the previously announced level of 4.8 million tons, or 100% of its sales based on the midpoint of guidance range. However, unprecedented warm December weather has increased the volatility in energy markets.  This volatility could result in shipping delays and may affect average realizations based upon changes in customer mix and the timing of shipments. While CNXC has adjusted its guidance range to reflect these realities, it expects its customers to fulfill their contractual obligations. Furthermore, CNXC continues to seek additional sales to help offset delays. Finally, CNXC continues to target power plants that it expects to provide base load generation in the future energy markets with potential to grow their coal consumption. To that extent, CNXC has solid contractual sales positions for 2017 and 2018 of 61% and 49%, respectively.

1"Adjusted EBITDA" and "Distributable Cash Flow" are non-GAAP financial measures, which are reconciled to GAAP net income and net cash provided by operating activities, under the caption "Non-GAAP Financial Measures"

Operational Adjustments

Consistent with our January 6, 2016 announcement, CNXC continues to expect coal sales of approximately 4.4-5.2 million tons in 2016 as it realigns its operational plan with the adjusted shipment schedule. Based on the current plan, CNXC expects shipments to remain soft through the first quarter of 2016 as its customers work through their inventory levels and gradually ramp up shipments through the year. Accordingly, CNXC temporarily idled one of its longwalls at the Pennsylvania mining complex to optimize the operating schedule and offset any increases in costs associated with the reduced shipments in the first quarter. The Pennsylvania mining complex is built for this type of optionality and affords much flexibility related to which longwalls it operates.

Quarterly Distribution

The Board of Directors of our General Partner declared a cash distribution of $0.5125 per unit for the fourth quarter of 2015. The distribution will be made on February 15, 2016 to unitholders of record on February 08, 2016. Since the initial public offering, CNXC generated distributable cash flow of $25.6 million and a distribution coverage of 1.05x.

Fourth Quarter Summary

For its 20% undivided interest in the Pennsylvania mining complex, CNXC sold 1.0 million tons of coal during the fourth quarter 2015. Total production declined to 0.9 million tons compared to 1.3 million tons produced in the same quarter of 2014 as CNXC aligned production with market conditions. As previously announced, the sales were impacted by weak winter burn and reduced coal generation weighing on the timing of shipments. Our total unit costs for coal sold in the quarter were $39.84 per ton, compared to $42.77 per ton in the year-earlier quarter. The improved cost performance was driven by reduced expenses related to the Pennsylvania streams subsidence, partially offset by lower production due to inconsistent shipment schedules.

		Three Months Ended
		December 31, 2015	December 31, 2014
Coal Production	million tons	0.9	1.3
Coal Sales	million tons	1.0	1.3
Average Realized Price	Per ton	$52.57	$60.10
Average Cost of Coal Sold	Per ton	$39.84	$42.77

Guidance and Outlook

Based on the 2016 outlook for coal sales and maintenance capital expenditures provided on January 6, 2016, CNXC is providing the following guidance for 2016.

•	Coal sales of 4.4-5.2 million tons

•	Adjusted EBITDA of $57-$67 million

•	Maintenance capital expenditures of $24.5-$27.5 million

Fourth Quarter Earnings Conference Call

A conference call and webcast, during which management will discuss fourth quarter 2015 financial and operational results, is scheduled for January 28, 2015 at 5:00 PM ET. Prepared remarks by members of management will be followed by a question and answer session. Interested parties may listen via webcast on the Events page of our website, www.cnxlp.com. An archive of the webcast will be available for 30 days after the event.

Participant dial in (toll free)             1-855-656-0928

Participant international dial in        1-412-902-4112

About CNX Coal Resources LP

CNX Coal Resources is a growth-oriented master limited partnership recently formed by CONSOL Energy Inc. (NYSE: CNX) to manage and further develop all of CONSOL’s active thermal coal operations in Pennsylvania. Its initial assets include a 20% undivided interest in, and operational control over, CONSOL’s Pennsylvania mining complex, which consists of three underground mines and related infrastructure. More information is available on our website www.cnxlp.com.

Contacts:

Investor:    Mitesh Thakkar, (724) 485-3133
miteshthakkar@cnxlp.com

Media:     Brian Aiello, (724) 485-3078
brianaiello@cnxlp.com

Non-GAAP Financial Measures

Adjusted EBITDA and distributable cash flow are not Generally Accepted Accounting Principles (“GAAP”) measures. Adjusted EBITDA is defined as (i) net income (loss) before net interest expense, depreciation, depletion and amortization, as adjusted for (ii) material nonrecurring and other items which may not reflect the trend of our future results. Management believes that the presentation of adjusted EBITDA in this report provides information useful to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to adjusted EBITDA is net income. Adjusted EBITDA should not be considered an alternative to net income or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and our presentation of adjusted EBITDA may vary from that presented by other companies. As a result, adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies. Distributable cash flow is defined as adjusted EBITDA less net cash interest paid and estimated maintenance capital expenditures. Management believes that the presentation of distributable cash flow in this report provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and our presentation may vary from the presentations of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures of other companies.

The following table presents a reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP financial measure, on a historical basis for each period indicated. The table also presents a reconciliation of distributable cash flow to net income and operating cash flows, the most directly comparable GAAP financial measures, on a historical basis for each period indicated.

Three Months Ended December 31, 2015
Net Income	$8,673
Interest Expense	1,898
Depreciation, Depletion and Amortization	8,063
Unit Based Compensation	25
Adjusted EBITDA	$18,659
Less:
Cash Interest	1,583
Estimated Maintenance Capital Expenditures	7,319
Distributable Cash Flow	$9,757

Net Cash Provided by Operating Activities	$16,562
Less: Interest Expense, Net	1,898
Less: Other, Including Working Capital	199
Adjusted EBITDA	$18,659
Less:
Cash Interest	1,583
Estimated Maintenance Capital Expenditures	7,319
Distributable Cash Flow	$9,757

Cautionary Statements

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements under federal securities laws including Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words "believe," "intend," "expect," "may," "should," "anticipate," "could," "estimate," "plan," "predict," "project," or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: generation of sufficient distributable cash flow to support the payment of minimum quarterly distributions; estimated adjusted EBITDA and distributable cash flow are subject to various inherent uncertainties; our acquiring additional undivided interests in the Pennsylvania mining complex or other assets from our sponsor may not occur; uncertainties exist in estimating our economically recoverable coal reserves; our ability to acquire additional coal reserves that are economically recoverable; deterioration in the global economic conditions in any of the industries in which our customers operate, a worldwide financial downturn or negative credit market conditions; decreases in demand for electricity and changes in coal consumption patterns of U.S. electric power generators; a substantial or extended decline in prices we receive for our coal due to volatility, oversupply, weather, availability of alternative fuels or other factors; increased competition within the coal industry, a loss of our competitive position or foreign currency fluctuations affecting the competitiveness of our coal abroad; the risks inherent in coal operations, including the occurrence of unexpected disruptions, geological conditions, environmental hazards, equipment failure, fires, explosions, accidents, security breaches or terroristic acts and weather conditions and we may not be insured or fully insured against such the losses from events; our mines being part of a single mining complex and located in a single geographic area; the delay or disruption of rail services transporting our coal or increased transportation costs for our coal; the occurrence of significant downtime of our major pieces of mining equipment including our preparation plant; our customers extending existing contracts or entering into new long-term contracts for coal; the loss of or significant reduction in purchases by our largest customers; provisions in our multi-year sales contracts may provide limited protection to us during adverse economic conditions, may result in economic penalties to us or permit customer termination of these contracts; our inability to collect payments from customers if their creditworthiness declines; our ability to raise on satisfactory terms the capital or financing needed for our portion of the substantial capital expenditures associated with our mines; our inability to obtain equipment, parts and raw materials in timely manner, in sufficient quantities or at reasonable costs in our coal mining and transportation operations; our inability to integrate future acquisitions and achieve anticipated benefits; restrictions in our revolving credit facility could adversely affect our business, financial condition, results of operation and ability to make quarterly cash distributions; future debt we incur may limit our flexibility to obtain financing and pursue other business opportunities; increases in interest rates; our ability to make distributions depends upon our cash flow; we may have to coordinate our mining operations with oil and natural gas drillers; we may incur additional costs and delays associated with perfecting title for our coal rights; we rely upon our general partner and employees of our sponsor for management; our mines are operated by a work force that is employed exclusively by our sponsor and our sponsors employees could unionize; we depend upon cash flow generated by our subsidiaries; terrorist attacks or cyber incidents could result in information theft, data corruption and/or financial loss; the impact of potential, as well as any adopted regulations, relating to greenhouse gas emissions on the market for coal, on our operating costs and on the value of our coal assets; electric power generators and other coal users switching to alternative fuels in order to comply with various environmental standards related to coal combustion emissions or due to various incentives to generate electricity from renewable energy sources; our costs could increase and our coal operations could be restricted by the effects of existing and future government environmental regulation; the potential for liabilities arising from environmental contamination or alleged environmental contamination in connection with our past or current coal operations; our obtaining and renewing governmental permits and approvals for our coal operations; the effects of stringent federal and state employee health and safety regulations of our mines, including the ability of regulators to shut down a mine; the effects of our mine closing and reclamation obligations; any termination of our tax treatment as a partnership including as a result of a sale of 50% or more of our capital and profits interests during any 12 month period; our tax positions; the elimination of current U.S. federal income tax preferences available for coal exploration and development; and other factors discussed in the "Risk Factors" section of the prospectus included in our registration statement on Form S-1, in the form last filed with the SEC, as well as any periodic report on Form 10-Q that we file with the SEC.

CNX COAL RESOURCES LP
COMBINED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Coal Revenue	$52,488	$78,065	$257,809	$323,398
Freight Revenue	1,790	367	3,047	3,353
Miscellaneous Other Income	89	311	704	7,580
Gain on Sale of Assets	13	28	49	148
Total Revenue and Other Income	54,380	78,771	261,609	334,479

Operating and Other Costs	29,183	41,988	140,415	171,993
Royalties and Production Taxes	1,975	3,156	10,271	14,111
Selling and Direct Administrative Expenses	1,236	1,432	5,085	6,444
Depreciation, Depletion and Amortization	8,063	9,259	35,309	34,671
Freight Expense	1,790	367	3,047	3,353
General and Administrative Expenses	1,562	3,467	8,324	13,062
Interest Expense	1,898	2,237	8,495	6,946
Total Costs	45,707	61,906	210,946	250,580
Net Income	$8,673	$16,865	$50,663	$83,899

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CNX Coal Resources	$8,673	N/A	$23,356	N/A
Less: General Partner Interest in Net Income	173	N/A	468	N/A
Limited Partner Interest in Net Income	$8,500	N/A	$22,888	N/A

Net Income per Limited Partner Unit - Basic	$0.37	N/A	$0.99	N/A
Net Income per Limited Partner Unit - Diluted	$0.37	N/A	$0.99	N/A

Limited Partner Units Outstanding - Basic	23,222,134	N/A	23,222,134	N/A
Limited Partner Units Outstanding - Diluted	23,222,948	N/A	23,223,045	N/A

CNX COAL RESOURCES LP
COMBINED BALANCE SHEETS
(Dollars in thousands)

	December 31, 2015	December 31, 2014
ASSETS
Current Assets:
Cash	$6,531	$3
Trade Receivables	15,518	—
Other Receivables	377	384
Inventories	9,791	10,639
Prepaid Expenses	4,080	3,922
Total Current Assets	36,297	14,948
Property, Plant and Equipment:
Property, Plant and Equipment	692,482	686,593
Less—Accumulated Depreciation, Depletion and Amortization	320,729	287,707
Total Property, Plant and Equipment—Net	371,753	398,886
Other Assets:
Other	14,079	4,977
Total Other Assets	14,079	4,977
TOTAL ASSETS	$422,129	$418,811

CNX COAL RESOURCES LP
COMBINED BALANCE SHEETS
(Dollars in thousands)

	December 31, 2015	December 31, 2014
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$14,023	$15,713
Accounts Payable—Related Party	3,452	—
Current Portion of Long Term Notes—Related Party	—	17,931
Current Portion of Long Term Debt—Other	49	330
Other Accrued Liabilities	29,929	35,571
Total Current Liabilities	47,453	69,545
Long-Term Debt:
Revolver, net of debt issuance and financing fees	180,946	—
Long-Term Notes Payable—Related Party	—	160,831
Advanced Royalty Commitments	—	278
Capital Lease Obligations	100	51
Total Long-Term Debt	181,046	161,160
Deferred Credits and Other Liabilities:
Postretirement Benefits Other Than Pensions	—	5,279
Pneumoconiosis Benefits	1,547	1,250
Workers’ Compensation	2,343	2,381
Asset Retirement Obligations	6,799	7,961
Other	571	609
Total Deferred Credits and Other Liabilities	11,260	17,480
TOTAL LIABILITIES	239,759	248,185
Partners' Capital:
Common Units (11,611,067 Units Outstanding at December 31, 2015)	154,309	—
Subordinated Units (11,611,067 Units Outstanding at December 31, 2015)	6,188	—
General Partner Interest	13,081	—
Parent Net Investment	—	139,259
Accumulated Other Comprehensive Income	8,792	31,367
Total Partners' Capital	182,370	170,626
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$422,129	$418,811

CNX COAL RESOURCES LP
COMBINED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Cash Flows from Operating Activities:
Net Income	$8,673	$16,865	$50,663	$83,899
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization	8,063	9,259	35,309	34,671
(Gain) Loss on Sale of Assets	(13)	(28)	(49)	(148)
Unit Based Compensation	25	—	40	—
Other Adjustments to Net Income	234	—	677	229
Changes in Operating Assets:
Accounts and Notes Receivable	7,668	(180)	(15,511)	(265)
Inventories	2,865	884	848	293
Prepaid Expenses	948	(142)	(158)	(203)
Changes in Other Assets	(2,685)	(199)	(2,597)	(1,274)
Changes in Operating Liabilities:
Accounts Payable	(117)	2,884	(1,068)	(1,820)
Accounts Payable—Related Party	2,264	—	3,452	—
Other Operating Liabilities	(10,052)	(1,980)	(5,573)	994
Changes in Other Liabilities	(1,311)	(2,219)	(5,238)	(2,267)
Net Cash Provided by Operating Activities	16,562	25,144	60,795	114,109
Cash Flows from Investing Activities:
Capital Expenditures	(6,669)	(10,761)	(27,257)	(68,061)
Proceeds from Sales of Assets	—	33	56	15,237
Net Cash Used in Investing Activities	(6,669)	(10,728)	(27,201)	(52,824)
Cash Flows from Financing Activities:
Proceeds from (Payments on) Miscellaneous Borrowings	(13)	(4,667)	(40)	(19)
Payments on Related Party Long-Term Notes	—	(1,849)	(8,761)	(1,849)
Proceeds from Related Party Long-Term Notes	—	11,371	13,592	11,371
Proceeds from Revolver, Net of Payments	5,000	—	185,000	—
Proceeds from Issuance of Common Units, Net of Offering Costs	—	—	148,359	—
Distribution of Proceeds	—	—	(342,711)	—
Payments on Unitholder Distributions	(11,353)	—	(11,353)	—
Debt Issuance and Financing Fees	—	—	(4,329)	—
Net Change in Parent Advances	—	(19,271)	(6,823)	(70,788)
Net Cash Used In Financing Activities	(6,366)	(14,416)	(27,066)	(61,285)
Net Increase in Cash	3,527	—	6,528	—
Cash at Beginning of Period	3,004	3	3	3
Cash at End of Period	$6,531	$3	$6,531	$3